For Transmission:  Friday,  November 3, 2000

To:  The Securities & Exchange Commission

Re.:  Initial Public Offering Registration of
 The Stadium Communities, Incorporated

                          FORM S-1

  Part I - INFORMATION REQUIRED IN PROSPECTUS

Item 1.  Forepart of the Registration Statement

For:  The Stadium Communities, Inc./Donald Dean
Carlson, Owner/Designer 'Builder of Fine Cities'


Don Carlson, Owner/Designer - The Stadium
Communities, Inc./'Skipper' - The Future
Investors & Philanthropists of America
(FIPA)
             'Builder of Fine Cities'

"THE STRONGEST OF CORPORATIONS BUILDING
THE STRONGEST CITIES"

            'New Cities for The New Economy'

                    'Virtual Cities'

             'City Beautiful Movement, II'

specifically ---

'ElToro, California, Inc., The United States of America'


                           *****
                       Master Plans

       Central Valley/Gold Country,  California

'Little City on The Prairie' - Kewanee,  Illinois
(Home Town - Donald Dean Carlson,  June 2, '37)

                   'Reno Strip'
        (Connecting Reno & Virginia City)

Notation: Initially, we as a corporation we proceed with the above planning with the knowledge that seventy percent of the
nation's population and commmercial interests are located east of the Mississippi River. Thus, our corporate purpose is to
Research & Develop the plan to build and rebuild cities for America but primarily east.

National Corporate Designated building are--

       Eastern,  Central/Mid-States,  and Western

By designating in this fashion we set aside any lingering negatives re. the 'north/south'. This
I find necessary to
progress as the nation can leaving the animosity es from our War Between the States/ War of Secession/ Civil War - behind and develop our country's commercial needs through city development both new and renew.

Chicago,  Illinois is chosen for the national and
 eastern headquarters - home of the 'bears and the bulls'.

Kansas City, Kansas for the central headquarters.

SanFrancisco, California for the western.

Carmel Valley,  California, is the corporate
 Research & Development site.

Irvine, California, is the designated corporate campus.


Item 2.  Does not apply

Item 3.  Summary Information/Risk Factors


A private corporate development agency building
 new and rebuilding old cities for The United
States of America

                         THESIS(c)
                   (Executive Summary)

  The United States of America has been at war or on a war-footing for seventy plus years.
There is no benefit of war other
than, of course, to protect what we consider to be most valuable, that is our nation, America--

               beautiful beautiful America.

During this time it is fair to say that we have neglected much of what our nation has been established to promote; a
constitutional democracy.  As President
Lincoln so aptly stated,

        "The last best hope of the world".

While in this war setting, our social
well-being in economics, employment,
education, environment, and esthetics, have not had the proper attention in which to FLOURISH.

Now that we are no longer in or at war,
i.e., the 'cold' war is no more: We can
 now address what makes us so appealing as a nation to others from around the world.

Were we to choose a symbol for our cities,
 we could choose The Statue of Liberty.
  Our cities are as open as our nation has been to those who want to live here and improve their quality of life in one of

             THE STADIUM COMMUNITIES,  Inc.

Thus, we believe the best manner in which to fully address our country's needs at this time is to build new cities around an older community;  possibly Carmel, California;
 Kewanee, Illinois;
ElToro, California, Inc.; and many many many others.

Of course the building of new cities is nothing new but for our country what we plan to do will be most avante garde.

Let us proceed with all of the responsibilities of our citizenship and the knowledge to do the best for our land, now.


                          THE RISK

The greatest risk we have is not proceeding with the knowledge for the good our corporation projects/properly applied and our Research & Development Department will give us the proper path to grow on.

I truthfully do not know how we can fail based
 on the knowledge I have received in my personal
 seven-years of personal
contemplation/ research and as culminated here
 @Haas School of Business& Economics, Long's Library
 through personal research
and development.
______________________________________________

Date:  Tue, 17 Oct 2000 12:33:31 PDT


Tuesday,  October 18, '00  11:25a  @Haas School of
Business & Economics/Long's Library

  Addendum #2/October 12, '00 SEC Disclosure
Information
              (to be compiled as one)


          PART I - INFORMATION REQUIRED IN PROSPECTUS


Item 3 - Summary Information, Risk Factors

        Donald Dean Carlson, A Short Biography (cont.)

Education:  Kewanee, Illinois Public Schools/Elementary
 & Secondary

Post Secondary:

Biola University - Addressing personal Biblical
Illiteracy
LaMirada, California

Fullerton Junior College - AA
Fullerton,  California

Arizona State University - BA
Secondary Education, College of Education
Tempe, Arizona

Arizona State University - graduate work
Secondary Education, Internship, College of Education
Tempe, Arizona

International School of Theology
Certificate of Completion
SanBernardino,  California

University of Redlands
Human Resource Management
Redlands,  California

_____________________________________________________
_____________

Item 3 (cont.) Risk Factors - Factors that make the offering speculative or risky:

1. Historical Track Record re. corporations building cities:

Current Model - The Irvine Corporation,  Irvine,
California

Irvine, California is a success story = the living model for The Stadium Communities, Inc. to immulate as closely as possible = why our chosen site for our corporate campus; which will also put us close to our first chosen city-site ---

ElToro, California, Inc.
The United States of America
(Silicon Valley, South)

which as completed will position The Stadium
Communities, Inc. with a proven track record.

Coupled with our Research & Development/Corporate
 Business & Retreat Ranch in Carmel Valley,
California - our operational
path will be well established.

                               **

As we develop our plan for ElToro,  California
 @the corporate campus in Irvine, using the living model of Irvine - we will do superbly.

The parting comment of the developer/management of The Irvine Company upon completion of Irvine in the Register
Newspaper/'Millenial Moments' ---

             "Couldn't we have done better?"

(will find the gentleman's name)


The Stadium Communities, Inc. will address the
 '--done better.'

The ten-square mile former ElToro Marine Base, now as incorporated by The Stadium Communities, Inc. as ElToro, California,
Inc.,  will serve as the living example of how
Irvine could have done better and @the same time
 not disparaging @all what
the City of Irvine represents - a most exquisite modern city.


The Speculation or Risk involved for us is how to make it happen. This is where the qualities of our staffed Research &
Development Department comes to bear.

The investor believes with us that the prospect
 of us bringing to fruition the new city of ElToro, California, Inc.; along with the development of the master plan for
 The Central Valley/Gold Country - is feasible based on the knowledge I as the designer/builder of the
corporation I have garned the past seven years of personal research.

                                *

How the risk affects me, the issuer: Stimulates me to do everything necessary for us to succeed
 = focused for the task.

My track record working in/staying the course in the not-for-profit sector as the founder/director of Campus Ministries of
America, Inc. - has conditioned me thoroughly for this enlarged parameter of my life.

                     ENLARGED PARAMETERS

       'Increments in the Life of Donald Dean
Carlson'

                      First 25-Years
         - Established my educational pursuits -
                 Settling in California


                      Second 25-Years
       - Established Campus Ministries of America -
           = Settling My Philanthropic Heart


                      Third 25-Years
- Incorporating/Implementation of The Stadium
Communities, Inc. -
                   (Task of All Tasks)

Don Carlson, Owner/Designer/Builder - The
Stadium Communities, Inc.
                 'Builder of Fine Cities'
THE STRONGEST OF CORPORATIONS BUILDING THE
STRONGEST OF CITIES

             'New Cities for The New Economy'

                    'Virtual Cities'

             'City Beautiful Movement, II'

specifically ---

               'ElToro, California, Inc.'
              The United States of America
                 (Silicon Valley, South)


2.  Lack of profitable operations in recent
periods:

As as stated in my 25-year increments/this my third represents my entry into the profit-realm having been thoroughly conditioned in working the not-for-profit.
  This is some contrast but it
surely can be seen that I keep my word/do what I say I will do.

The not-for-profit is just that.  The
for-profit is also, just that.

What I have seen on the college and university campuses in establishing Campus Ministries of America, Inc. re. a positive reception will now be seen in the
established/ment response re. the
building of cities by The Stadium Communities, Inc.


The establishment of values is paramount in one's life.

In the working with 1,000's on the college camp us

 assisting the comprehensive campus in meeting their spiritual values I am now embarking with our citizenry @large state in formulating our infrastructure as foundational for the best in city-living.

                'Circling the Wagons'

is an apt statement for the building of cities.

As our pioneer forebears from the Puritans to the '49'ers have so proven by their foresight ours is still the land of opportunity with California due to it's climate and resources is the perfectly described opportunity to do as envisioned.

The greatest risk is not to do it.

The New Economy fully implemented in our cities provides the proper safe vehicle of knowledge to do as envisioned.

Again,  I do not see how we can fail.


3. Financial Position: Based on knowledge and vision Donald Dean Carlson is one of the wealthiest new entrepreneurs
embarking on the building of new cities to
 serve the citizenry of The New Economy.
Those citizens entrenched in the Old Economy will profit, also. All are invited to the table which we are setting.

Stock Market Crash of '87/SanFrancisco Quake of '89 and the resultant death of the real estate market in Sacramento pretty well wiped out our finances/investments but
 did not wipe out my knowledge of life in California = I have stayed the course and will bring that experience in practical economics to the forefront as a model of experience to give the proper leadership for The Stadium Communities, Inc.


4.  Your business or proposed business -
already adequately stated.

5.  The Lack of Market:  None as California
 is on the cutting edge of The New Economy.
 What we do here will set us up to
fully address the 70% of the nation's
economy and population which is east of
 the Mississippi River.

Chicago is the corporations national
headquarters' site = 'The Bears & The
 Bulls' experiencing what we so thoroughly establish here in California to serve the nation's cities in the east, mid, and western states.

America is well-prepared to experience
our concept of building and the rebuilding of our cities.


Equal, there is no lack of market. Current citizens will continue to procreate and what with our attracting the new immigrant to our cities as Irvine, California has; only inaction will cause us to fail.

We cannot afford to neglect this vision.

______________________________________________
________________________

Date: Tue, 17 Oct 2000 14:48:48 PDT



Tuesday, October 18, '00 1:45p @Haas School of Business & Economics, Long's Library

PART I - INFORMATION REQUIRED IN PROSPECTUS
 (cont.)

Item 4.  Use of Proceeds

             Principle Purposes and Amounts

1.  Research & Development/Corporate Business
 & Retreat Ranch/Teen Village Carmel Valley,
 California

This 640 acre minimum-in-size multi-purpose ranch assures the corporation will achieve our objective purpose of building
cities/our cities for the well-being of our nations citizens.

With the thought 'location location location' in mind we will never do better than locating in this pleasant valley on the Monterey Bay. I have researched this purchase for seven-plus years.

                  Research & Development
                'University in Miniature'

Our 'university in miniature' serves as the
 model for our universities for all of our cities. As such the corporations' needs re. current technical, vocational, and academic will always be @our proper disposal.

                    Personnel Profiles

Each person so employed does so with the knowledge this could well be the grooming time for them to become a corporate officer.

Initially, all of our prospective corporate officers serve in this capacity. This way we learn to know each other in a work atmosphere which is highly creative/productive/educational.

In association with The R&D is our corporate business retreat facilities where investors come to first-hand see what is transpiring and @the same time participate in the corporate business decisions.

Also,  our 'Teen Village, I' will be in
 association with The R&D. The 'Teen Village' is our high-school model for our cities. A public school as modeled after the middle-college concept here in California.

Basically, the students will be involved in 40% less classroom time.


In this 40% of time will be offered the arts, athletics, and commercial interests beginning in their junior year.

Families from the east, or any place, can avail themselves of the facility to board and educate their teenagers. Thus, a boarding school for those who will profit from such.

Student government is modeled after
city-government = our students learn first hand the value of self-governance.

Our country was created to assist the best in thinking, re. self-governance/the resistant attitude.

To my knowledge our country was settled to address the needs of the imperfect person = the first of secular countries. Our cities reflect this most wise decision.

The 'Teen Village' sets the tone for our cities
 = there will be no end to the thought-process and finances expended to assure we work this concept of secondary education thoroughly/completely.

Also, the Research & Development Department sets up the infrastructure all of our city universities will have = the R&D infrastructure the successful pattern.

As our cities reflect the economy of the state our Carmel Valley Ranch reflects the agriculture enterprises of California and @the same time does the restoration practices needed to establish our work in The Central
 Valley/Gold Country.
Ecologically the state has been denuded but we can correct this with reestablishing the restoration environment as my wife and I did in the Gold Country in our failed Sacramento endeavor '87 - '95.

Our state will rebloom as the original. It is truly beautiful to see restoration take place as we saw in Shingle Springs.

Developing our Master Plan for The Central Valley/Gold
 Country is the major product of our R&D. This 800 mile long 150 mile wide valley will be beautifully served in restoration and development.

As the building processes are located in the foothills, i.e. residential and business concerns, the flatlands are reserved
for our agricultural business purposes.


2. Corporate Campus/Irvine, California adjacent to our first city site, ElToro, California.

This campus applies the research business conclusions as reached in The R&D and Business Retreat conclusions.

                 'Silicon Valley, South'

is the objective.

As Silicon Valley, North (Sunnyvale, etc.) is the
 product of Stanford University as financed from Chicago - Silicon Valley,
South is the product of The University of California.

Competition is highly motivational and there is no stronger competitive spirit than that between Cal and Stanford = the development of ElToro, California, Inc. will shine
 shine shine shine
shine. Chicago will finance this silicon valley, also. Plus, of course the New York capital.

As stated in Item 3 re. the living model of a recent
 highly successful planned city, Irvine, California
- serves the
corporation as the study to do even better than this exquisite city.


3.  Western Regional Headquarters,  San Francisco.

What we do here in California will benefit the adjacent states, i.e. Arizona, Nevada, and Oregon.

Nevada represents the best in possibilities, re.
minerals and climate.

Arizona will profit from a planned city with parameters
 = the Phoenix urban sprawl addressed with agriculture in perpetuity as all of our cities.


                     STARTUP COSTS

1. Carmel Valley four-million dollars/one-half in property purchase, equipping, and development;
one-half in personnel
salaries.

The 'Teen Village' budget is to be determined and will be given in a separate offering.


2. Irvine Corporate Campus two-million for property purchase and development. Corporate officer/personnel determined in
R&D.


3. SanFrancisco Western Regional Headquarters: It is rumored that The Levi Plaza is for sale = this appealing corporate
site will serve us well. Cost not determined but two-million dollars will give us starters the capital to negotiate with.

      Equals Eight-Million Dollars for Start Up Capital and for Cushion = Sixteen-Million Dollars for Start Up.


Next:  Determination of Offering Price

__________________________________________________
Date:  Thu, 19 Oct 2000 11:56:45 PDT


Thursday,  October 19, '00  @Haas School of Business &
 Economics, Long's Library

          PART I - INFORMATION REQUIRED IN PROSPECTUS

Addendum - Item 4 - Use of Proceeds

4.  Future Investors & Philanthropists of America Business
Fraternity @The University of California,  Berkeley,
 Chapter One


As the thought-processes for this student business-fraternity-in-association-with The Stadium Communities,
 Inc.
are solidified we will then be in the position to introduce this concept of business-fraternity-living to universities throughout the land.

The Covenant of the Members:  Not be consumed by conspicuous consumption and graduation from/stay in school, thus putting them in the best social-conscious position of philanthropy while in college/ i.e. before the funds flow correctly.

There are many 'Bill Gates' in our universities and by the
 corporate assistance to help these
budding entrepreneurs in their business interests - they will stay in school.

Think of how much better Bill Gates could do had he graduated?

The audacity of the question is of course amazing in itself but surely we can properly address the good impatience of our current crop of entrepreneurs re. 'The Future Investors &
Philantropists of America' and provide them with the investment capital they need to see their business plans worked out properly, thus - keeping them in school.

What a wonderful assignment we have in this student business fraternity venture.

Possibly Fortune 500 corporations, or wannabees, can sponsor each fraternity, thus having an edge on the students' developed-in-school loyalties.

Also, this undergraduate business fraternity/sorority assists us/me in the research for building the corporation.

Housing/Fraternity & Sorority Houses - Members will own their own quarters; whether it be a room or suite of rooms - which they sell upon their matriculation, thus recovering part of their education expenses. (The parents will like this)

Cost:  Based on the market each house will cost one-million
 dollars plus the furbishing re. fire-safety and furnishings double this amount = add an additional two million dollars to capital assets

            = 18,000,000 dollars startup costs

__________________________________________________
Date:  Thu, 19 Oct 2000 12:45:35 PDT


Thursday,  October 19, 2,000 @Haas School of Business &
Economics, Long's Library

          PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 5 - Determining of Offering Price/Factor Considered


                         -History-

In the spring of '93 an executive committee of business friends assisted me in getting a proper business value-perspective re. the building of stadium communities which has evolved into the incorporation of --

               THE STADIUM COMMUNITIES, Inc.
         A California Domestic Stock Corporation,
                  Registration #2112842,
                       June 30, 1998

Initially, the thought-processes revolved around the 50-square mile city with SanFranciscos' geographic size as the model.

As the objective of 50,000 population it was determined this would represent approximately 12,500 households.

With the medium income of $40,000.00 spent five-times around each year - this would give each city 2.5 billion dollars for our corporation to address commercially each year in 1993.

The corporate objective in building cities is to establish
 our markets for every conceivable commodity/financial/service that we know a city needs.

Being comprehensive-in-thought-processes is the best = our approach is the best. We/our corporation properly addresses every need a city-family needs re. education, employment, esthetics, environment, entertainment, ff/etc.

                              ***

With the institutional minimum purchase price of five-dollars per share in mind our minimum cost-per-share is five-dollars
@this time.

__________________________________________________
Date:   Wed, 25 Oct 2000 12:24:03 PDT


Wednesday, October 22, '00  11:05a  @Haas School of Business
 & Economics, Long's Library

          PART I - INFORMATION REQUIRED IN PROSPECTUS


Item 6 - Dilution Common Equity Securities Registration

Issue: Substantial Disparity between the offering price and the effective cash cost to officers, directors, promoters and affiliated persons of acquired by them in transactions furing the past five years.

Response:  None re. 'substantial disparity'

Donald Dean Carlson, Owner is recovering perdium costs @$80.00 per day from March, '93 - August, '00 = $190,720.00 (not a surity/stock cost) The perdium cost is a research cash cost.

And research salary of $100,000.00 per year = $645,847.00

Total Research Costs:  $836,567.00

This per dium and salary cost does not reflect 'substantial disparity' in any manner.

= No losses the past three years = no disclosure re. (a) (b) (c)
________________________________________________________________


Item 7 - Selling Security Holders

                      Security Holder:

Donald Dean Carlson - 51% of common registered stocks =
 49% of registered stock offered re. public sale.

The corporation formed June 30, 1998/one-million shares offered @this time:

           51 Percent Retained/Owned by Mr. Carlson

49 percent to be sold as included in the Initial Public
 Offering or Direct Offering as determined during the 'Quiet Period'.



                 POSITION IN CORPORATION

  Owner/Builder/Designer, The Stadium Communities, Inc.

_______________________________________________________________


Item 8 - Plan of Distribution

(a) Underwriters and Underwriter's Obligation - Personally underwriten by Mr. Donald Dean Carlson, Owner/Builder/Designer,
The Stadium Communities, Inc.

(b)  New Underwriters - open to negotiation

(c) Other Distributions - none, other than the 51% as retained/owned by Mr. Donald Dean Carlson


(d)  Offerings on Exchange - none

(e) Underwriters compensation - none @this time = open to negotiation

(f)  Underwriter's Representative on Board of Directors:
  Suggestion - there are 60 positions on The Board of Directors/ each position is sold for $75,000.00 per year = the proceeds of which are used in The Research & Development which gives the corporation 4.5 million dollars to be used for research and research purposes, i.e research ranch development in Carmel Valley, California.

Thus, each person/corporation (i.e. Fortune 500/Institutions) then has one representative per 75k dollar investment.

1,500 shares @five-dollars each = 75k dollars each year for each position on The Board of Directors.

(g) Indemnification of Underwriters: As the principal owner of common stock Mr. Donald Dean Carlson is primarily responsible for all indebtedness which there shall by policy be none.

Capital assets, re. real-estate purchases for corporate purpose,
 i.e. Corporate Business Ranch site/ Research & Development in Carmel Valley; Corporate Campus in Irvine, California;
 and Future Investors & Philanthropists of America Student
Business Fraternity/ sorority' physical accommodations in Berkeley, California; give the corporation any stability re. land market-values.

The Intellectual Property as evidenced by corporate employees is our main asset.

(h) Dealer's compensation: Capital Assets @this time as contracted

(i) Finders:  None @this time = as contracted

(j) Discretionary Account: Business costs as related to Research & Development as determined by a to-be-formed Board of Directors as coming from the investors re. the 60 board positions.

(k) Passive Market Making:  None known @this time

(l) Stabilization and Other Transactions: None known @this time

Date:  Tue, 31 Oct 2000 12:20:13 PST


Tuesday, October 31, '00  10:45a @Haas School of Business & Economics

Re.:  IPO Disclosure Information - PART I (cont.)


      PART I - INFORMATION REQUIRED IN PROSPECTUS (cont.)


Item 9.  Description of Securities to be Registered

(a)             Registration of Capital Stock

             Title of Class - COMMON STOCK

A.  Outline:

1. Dividend Rights - As profitability is demonstrated re.
 construction profits

2. Terms of Conversion - whatever the market bears

3. Sinking Fund Provisions - one-half of proceeds , i.e.
one-half used for operational expenses/one-half set aside as a cushion

4. Redemption Provisions - As marketed

5. Voting Rights - The first 90,000 shares sold each year,
  @fifty-dollars-a-share, or current market value, participate in all business decisions @the corporate business retreat in Carmel
Valley, California = sixty board of directors positions
 @75,000 dollars each each year = 4.5 million dollars for operational expenses re. the Research & Development Department.

6. No cumulative voting re. board business decision = only those present vote/i.e. no proxy voting

7. Liquidation rights as determined by the exchanges listed on.

8. Preemption Rights:  None if violating insider-trading regulations

9. Liability --- none/no special provisions re. employees/friends/ relatives, etc.

10.  No restrictions

11.  No discrimination


B.  Rights of Holders - none @this time beyond The Board of
 Directors' Voting Rights

C.  Preferred Stock Registration - none @this time

D.  Does not apply @this time

E.  Does not apply @this time


(b)  Debt Securities - none @this time

________________________________________________________________

Item 10.  Interests of Named Experts and Counsel

None @this time


________________________________________________________________

Item 11.  Information with Respect to the Registrant

             THE STADIUM COMMUNITIES, Inc.

  A State of California Domestic Stock Corporation
             Registration Number 2112842

(a) General Development of Business  (229.101)

A.  Incorporation Date:  June 30, 1998

B.  Federal Employer Tax Identification Number:  330811065

C.  Subsidiary:  Laguna Beach Company,  Laguna Beach, California


(1)   Description of Development:

Year(s) of Organization:  June 30, 1998 - November 3, 2000

Form of Organization:  State of California Incorporation


(2)  Filing Form S-1  November 3, 2000

Not subject to reporting requirements as no revenues received

(A) does not apply

(B) --plan of operation for the remainder of fiscal year/
November, 00 - June, '01 and the first six months re. fiscal year
#3 July 1 - December, '01

Research & Development Department established in Carmel Valley, Ca.

  (1) --necessary to raise additional to meet the expenditures required to operate the business/Yes --

       purchase of capital assets/property to function correctly:
  Possibly a thirty-three million dollar property in Big
Sur, California adjacent to Carmel Valley to serve as the corporate business retreat site.

  (2) Explanation of material product (new city sites secured) re. The Stadium Communities, Inc. Plan of Development -

1.  The Central Valley & Gold Country,  The State of California

2.  The new city,  ElToro,  California,  Inc.

3.  and others as plans developed


  (3)  Anticipated material acquisitions

1.  Research Office Facility - Carmel Valley,  California

  approximately 750k dollars


2.  Equipment

  fifty-thousand dollars


3.  Research Staffing

  two-million dollars (@least - probably much more)


4.  Support personnel

  thirty/cost to be determined


(b)  Complete/Detailed Financial Information

   to be determined in the process of R&D


(c)  Narrative Description of Business - next after lunch

__________________________________________________
Date: Wed, 01 Nov 2000 13:10:32 PST


Wednesday,  November 1, '00 11:40a @Haas School of Business & Economics

IPO Disclosure Information - PART I (cont.)


Item 11. Information with Respect to the Registrant (cont.)


(3)  Anticipated material acquisitions

1.  Research Office Facility - Carmel Valley,  California

approximately 750k dollars


2.  Equipment

fifty-thousand dollars


3.  Research Staffing

two-million dollars (@least - probably much more)


4.  Support personnel

  @least thirty/cost to be determined


(b)  Complete/Detailed Financial Information

  to be determined in the process of R&D


(c)  Narrative Description of Business

1. Business Done - research/brain-storming re. need and feasibility of a corporation whose design and building is focused on the historical probability of an increase in population growth
and in the historical context of The United States of America
 re. both growth and the appeal re.
immigration = we are indeed wise to have done the seven plus years of research, '93 - '00.

    "It is indeed amazing how 'luck' favors the prepared."

and prepared we are.

2.  Business intended - continue.  As has been said --

           "Money handled properly flows."

a. We begin with the 'trickle' re. attended costs re. The
 Reseach & Development Department, Carmel Valley; and concurrently with The Corporate Campus, Irvine and Facilities for
 'The Future Investors & Philanthropists of America'/Cal Chapter - Berkeley/all here in The Golden State - California.

Reservoirs will be built along the business-way to assure
 the flow of funds are internally well-regulated, thus providing for financial contingencies generated by the securing of our city sites beyond the building of our first---

                  'ElToro,  California, Inc.'

from the mouth of The Central Valley - SanFrancisco/SanPablo Bay area to the far-reaches re. both ends of the valley, i.e.
Redding and Bakersfield.

The foothills on both sides of this expansive valley/ 800-1k foot elevation/ has the most exquisite climate in the world.
Yes.  In the winter this elevation is above the valley fog and in the summer above the valley heat = a mean temperature of approximately 50 degrees.

Our, my wife's and my, initial construction in Shingle Springs, proved not only the suspected elegant climate but also the benefit of restoration re. climax vegitation in the immediate proximity of our homesite = the the most luxurious desplay of flowers immaginable.

And the ENTIRE valley will emerge as our initial building site so aptly proved ---

        'There is still gold in them thar hills!!'

not only in the gold but in the living environment of excellance.
  We know it. We have proven it. = Now we do the master-plan for the entire valley.

The United States of America' history and reputation and the need for the employeed properly fitting the New Economy employment needs here in California and the rest of the country --


      'New Cities for The New Economy'

               'Virtual Cities'

        'Beautiful Cities Movement,  II'

specifically --

  'ElToro,  California, Inc., The United States of America'

We cannot afford not to.


b. Subsidiary - Laguna Beach Company, Laguna Beach, California

Southern California is not excluded in any way re. our plans.

Laguna Beach is the most exquisite beach city in the country if not the world.

                    'Undevelopment'

is the objective re. The Stadium Communities, Inc. for this fair artist colony.

From the Laguna Hotel south to Aviso Beach as cleared is easily the Riviera of California.

Should we just come upon this beach and the natural thought arises --

"How can we see this beach settled and @the same time preserved?"

how would we do it? This is our thinking for this our first subsidiary. The town itself is the wealthiest percapita of the world's cities. To adapt/undevelop this area for restoration
 and
@the same time prepare the city for the influx of the young couple who want to raise their children in this beach environment.

We can do this. It will be exciting how our R & D dept comes up with the marketable plan.

There is no spot on earth more marketable than Laguna Beach;
 properly approached.

FINANCIAL STATEMENTS/ re. the corporate planning will be deposited with The SEC as determined by the Board of Directors as presented to them by The R&D department as addendums re. this IPO

                            &

this only prepares us for our main focus where 70% of the countries' population and commercial interests currently lie - east of the Mississippi River = what we do here in California prepares us to address the city-needs of our country in the east.

We prove our point here in California then go east = a complete reversal of Horace Greeley's' statement --

            "Go west young man go west!!"

Ours will be --

            "Go east young man go east!!"

= going with the flow that doesn't flow.  If they were coming to California they would have by now = again, we prepare to serve the east by what we do here in California.

The question may arise re. the plan in California --

"If the ultimate plan is development in the east - how will we see the work in California succeed?"

Reply: Easy. The history of California still attracts from around the world the person uneasy with their current living environment whether it is any country of the former Soviet bloc or the emerging third-world citizen.

We can and will market our cities worldwide = attract anew
the immigrant to our golden shores of
California                            &

this prepares us for the ultimate expression of well-being as we prepare do to economically in the world's greatest properly untapped continent ---

                         AFRICA

What we invest in here in California and east will be mirrored and properly invested in Africa.

This continent has been improperly fawned over for centuries.

We now address the ingredients for infrastructure which are plantable any place in the state/country/world.

The New Economy properly addresses what needs to be addressed --

                      THE CONSUMER

             'Life as it can/should/ought--'

to be is our historical and now economical realization in city-life as city-life is to be --

        SAFETY WITHOUT QUESTION - safety without question

in upper or lower case is indeed marketable.

The Stadium Communities, Inc. planned cities are the best and remarkably architecturally distinct re. each culture and geographical consideration =

  "THE STRONGEST of CORPORATIONS for the STRONGEST of CITIES!"


The New Economy places the proper value on the intellectual property of the worlds' citizen. Properly addressed each citizen has this opportunity to experience 'ownership' in our cities.

                            **

              (b) Description of Property

1.  Research & Development/Corporate Business Retreat,
 Carmel Valley,     California

= capital asset

Current properties available 650k - 34m dollars


2.  Future Investors & Philanthropists of America (FIPA)/Cal
 Chapter

= capital asset

Current properties available - 1m - 3m dollars not including moving, refurbishing, rebuilding costs. Student living quarters in the city of Berkeley are known to be notoriously unsafe, i.e. students dying in fires. Our chapter houses will be the ultimate in safety and architecturally the classiest.

Each student will own their living quarters whether it be a room or suite of rooms. @the time of their matriculation, through transfer or graduation, the FIPA member then puts their quarter up for sale to other members, thus recovering some of their educational costs.

Economically, this is revolutionary and I can think of no better university campus in which to inaugurate such a revolution.

                             &

this is only a foundational aspect of the economic revolution for
                           'Cal'

Haas School of Business & Economics hosts an annual ---

                'Business Plan Competition'

Analysis of Last Year's Competition: 89% were graduate student or alumni and 11% undergraduates.

FIPA's Business Plans are open to 100% undergraduates = keep the budding Bill Gates' in school as nurtured by The Stadium
Communities, Inc. student business fraternity/FIPA.

As the fraternity/sorority leadership settle in on a submitted plan the corporation then includes the plan in the city plans
= we submit the student business plan to the venture capitalist who already has an equity share in The Stadium Communities, Inc., thus assuring the student their business ideas/ventures can begin in college and @the same time they complete their education path as planned and not drop our like Mr. Gates did.

                            **

  (c) Legal Proceedings - none

  (d) Market Information

______________________________________________________________________


Date:  Wed, 01 Nov 2000 15:18:14 PST

Wednesday, November 1, '00 @Haas School of Business & Economics

       PART I - INFORMATION REQUIRED IN PROSPECTUS (cont.)

Item 11.  Information with Respect to the Registrant (cont.)

  (d) Market Price of and Dividends/Common Equity


                      MARKET INFORMATION

1.  Principal United States Markets/(Choices)

                         NASDAQ

  'National Association Securities Dealers Automated Quotations'


                          NYSE

             'New York Stock Exchange, Inc.'


                          CSE

            'Chicago Stock Exchange, Inc.'


                          PE

               'Pacific Exchange, Inc.'

etcetcetcetcetcetcetcetcetcetcetcetcetcetcetcetcetcetc
etcetcetcetc

=

1. No established public trading market @this time = whoever wants to trade, contact re. stock purchase ---

                The Stadium Communities,  Inc.
          A California Domestic Stock Corporation
                 Registration Number 2112842

                       Introduction To
              CERTIFICATE OF VENTURE INVESTMENT


                          STARTUP

Objective:   Develop the plan to secure existing cities
to incorporate with THE STADIUM COMMUNITIES,  Inc.




                          HISTORY

The thought processes and research for this corporation
 was begun in Sacramento, California - spring of 1995.
  Certificates
of Venture Investment were issued at that time, which are no longer negotiable and are superceded by this document.

The thesis was done during research at Illinois State
 University,  Normal, Illinois.   This is where most
of my teachers in
Kewanee,  Illinois  were graduates.   I returned to
their almater to get a handle on my roots/to see why
I think the way I
do.  The thesis is the product of the time spent in
the library @ISU.     Awesome.



                        THE APPROACH

As a California Domestic Stock Corporation we offer
3,000,000 shares of stock for fifty-dollars and is our
 Initial Stock
Offering (ISO) re. our Initial Public Stock Offering as of November 3, 2000

Each of the 60 positions on The Board of Directors may
 be purchased for $75,000.00 each year. This is 1,500 shares
@fifty-dollars each and the minimum purchase = the first
 90,000 share = membership on The Board of Directors with all business decisions made @the corporate retreat site, Carmel Valley, California.

Thus, our budget is $375,000,000. and will remain at this figure until we are fully operational and can approach existing cities with well-established names to reincorporate with us as a Stadium Community, i.e. Watsonville,  California.

All business meetings will be conducted as business retreats
 at Pacific Grove, California.   We peruse King Solomon's
writings specifically The Book of Proverbs.

Should the king be alive today his wealth would represent
 all of our nation's wealth in our banks and savings and loan
institutions.    I have opened King Solomon's book on Proverbs
 over 15k times.   The impression I receive is this man of
wisdom was most concerned for  quality in relationships;
integrity if you would.

The reason he wrote out his thoughts is this man-of-mans had hundreds of wives = how many 1,000's of sons? = The Book of Proverbs --

                       'My son ---', ---

                                ***

Copyright, THE STADIUM COMMUNITIES,  Inc.,   June 2,  1997
 Donald Dean Carlson,
Owner A California Domestic Stock Corporation
Registration Number 2112842
Email:  TheSC98@hotmail.com



Page two of  six,    CERTIFICATE OF INVESTMENT,  The
Stadium Communities,  Inc.




                The Initial Stock Offering (ISO)


Phase I:          Establishing THE BOARD OF DIRECTORS

                         Sixty Positions


Each Position costs $75,000.00 each year = $375,000,000.00
 budget purposes to initiate our corporation




                    "Time is of the essence."

                "Dispatch is the Soul of Business"



        "The courage to start and the courage to take a
 risk make the
difference that defines a few great captains.   That does
 not eliminate the need for collecting data,  evaluating the
situation,  and estimating the probable outcomes.   In every
 situation,  there is the moment for action.   The action may
involve risk and the potential for failure,  but whatever action is taken should be based on the best available information and begun with the simple, courageous act of beginning."
                    Author unknown/'96 US Army ROTC manual




Copyright, THE STADIUM COMMUNITIES,  Inc.,  June 2,  1997
 Donald Dean Carlson, Owner A California Domestic Stock
Corporation
Registration Number  2112842 Email:  TheSC@hotmail.com




Page three of  six,      CERTIFICATE OF INVESTMENT,
 The Stadium Communities, Inc.

As of November 3, 2000     Application for ---


The Stadium Communities,   Incorporated




              CERTIFICATE OF INVESTMENT

                        *Phase I
                 (first 90,000 shares)

             Initial Stock Offering (ISO)

          Establishing THE BOARD OF DIRECTORS


With:   Mr. Donald Dean Carlson,  Owner



On this day    __________________________,  2000 (5761)

I,  ________________________________________,   give as a
 gratuitous

investment of   _____________.00

@$50.00 a share securing me  ____________  shares;  to be
 used by the
corporation for Research and Development to build new cities
 and
redevelop/rebuild/flush established cities.


Through this investment I am part of THE BOARD OF DIRECTORS and secures for myself, heirs, and/or assigns 1/60th of 49% of all
proceeds of  the corporation for perpetuity.




With sixty positions to fill on the board - each position costs $75,000.00 each year.

At the time of entry an investor may secure as many positions as open.





This venture capital is given with full-knowledge that there is no guarantee of any financial return now any specific time that dividends may begin, if ever.

As profitability begins, @the time of all construction project, distribution will be made as based on time of investment and amount.
Again,  this is a risk venture.

Also, it is thought that through Mr. Carlson's consultation, research, and direction with the Executive Committee - of which I am, as a first of 90,000 stock shares purchased, a member - the concept of
THE STADIUM COMMUNITIES,  Inc.  - is a most reasonable venture.   Our
population continues to grow, thus it is best to plan cities for new citizens to cohabit and inhabit.



page four of six,  CERTIFICATE OF INVESTMENT,   The Stadium
Communities,  Inc.




      Should I decide to sell my position/stock the first option
 to repurchase goes to Mr. Carlson.   Should Mr. Carlson
decline the option to repurchase others on the board will be given
 the opportunity.   Should the board also decline the
repurchase a new purchaser from outside the board will be sought.
  A majority of the board must give final approval of any new stock holders/members.

                       --------------

                          Equation

       There are 60 positions for purchase on THE BOARD OF DIRECTORS for $75,000.00 each (1,500 shares).

                Method & Payment of Dividend

Dividend is determined by the amount invested and times started.

Dividends will begin when the first construction is started.


The BOARD OF DIRECTORS determines all dividends.






Page  five of six,      CERTIFICATE OF INVESTMENT,   The Stadium
 Communities,
Inc.

                          SIGNATURE PAGE

Send this page with your check for Check Registration,
Certificate of Stock
Registry,   and Control Number  to ----

Mr. Mark Wille, CPA
for THE STADIUM COMMUNITIES,  Inc.
1001 Dove Street, Suite 110
Newport Beach, Ca. 92600
Questions: Email MFWille@IOC.net


I am of sound mind,  in agreement with this investment as far as it
goes,  and presents this investment of  $__________________

            = ____________________ shares

( @ $50.00 per share) in venture capital to implement THE STADIUM
COMMUNITIES,  Inc..



                 Venture Investment Applicant

        Name

Address

City                                Zip Code

FAX                                 Telephone

Email

Name as Stated on Stock Certificate

Witness of Transaction (wife, etc.)

               ______________________________________


For Office


Date  _________________   Received by

________________________________


                  Certified and Registered by

Registry Number/Stock Number  ___________________________________


Copyright,  THE STADIUM COMMUNITIES,  Inc.
           June 26,   1998  (5758
        Donald Dean Carlson,  Owner
        Email:  TheSC98@hotmail.com


Page six of six,   CERTIFICATE OF INVESTMENT,   The Stadium
Communities,   Inc.


PROOF OF SERVICE BY EMAIL



Date:             2000(5761)

I,                         resident of

Address

City

County                   ,   State                    Zip

FAX                          Phone Number

Email:




At City                       ,  County

State


Executed and E-mailed the Attached Copy of CERTIFICATE OF
INVESTMENT

To:
Mr. Mark Wille, CPA
for THE STADIUM COMMUNITIES,  Inc.
1001 Dove Street, Suite 110
Newport Beach, Ca. 92600


Signature Statement

Kindly Note:    Save/email copies of all original pages
being sent to Mr. Wille.

Your stock certificate with registry number will be returned
 to you promptly under certified mail.     Thank you.

Copyright,   June 26,  1998
THE STADIUM COMMUNITIES,  Inc
Mr. Donald Dean Carlson,  Owner
TheSC98@hotmail.com

___________________________________________________________
___________

Date:  Wed, 01 Nov 2000 16:05:00 PST

   Reply


Wednesday,  November 3, '00 3:30p  @Haas School of Business
 & Economics


IPO Disclosure Information - PART I (cont.) Nov.1, '00 entry
#3

PART I - INFORMATION REQUIRED IN PROSPECTUS (cont.)

Item 11.  Information with Respect to the Registrant (cont.)


(e) Financial Statements

All Financial Statements shall be compiled by in accordance with accepted financial practices as and in agreement with ---

                  Mr. Mark F. Wille,
             Certified Public Accountant
                        (CPA)
       A PROFESSIONAL ACCOUNTANCY CORPORATION

As engaged RE: ENGAGEMENT LETTER

"15 July,  1999


Mr. Don Carlson
The Stadium Communities
P.O. Box 4843
Mission Viejo CA 92690-4843

                RE: ENGAGEMENT LETTER

Dear Mr. Carlson:

This letter is to confirm our understanding of the terms and objectives of our engagement and the nature and limitations of the services we provide. We will perform the following services:

      +  Assist in the development of internal controls for the
           company including a lock box system for investor funds.

      + Assist in development, so your website will qualify for
                        "CPA Web Trust"

      +  We will provide consulting services,  tax planning
and            accounting assistance,  as you require." etc.


and as accepted re.

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT
_____________________________________________________________
______


State of California

County of Orange

On July 16, 1999,  before me,  JERRINE B. SORENSEN/NOTARY

personally appeared DONALD DEAN CARLSON XX proved be me on the basis of satisfactory evidence

Comm # 10839986
NOTARY PUBLIC - CALIFORNIA
     Orange County
My Comm. Expires  Jan.21, 2000

_______________________OPTIONAL____________________________

Though the information below is not required by law,  it
 may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document
Title of Type of Document:  DONALD DEAN CARLSON

Document Date:  ENGAGEMENT LETTER    Number of Pages:  2

Signer (s) Other than Named Above: ________________________
_________

Capacity (ies) Claimed by Signer
Signer(s) name:  DONALD DEAN CARLSON
XX Individual


Signer is Representing:  Himself

with attached Mark F Wille  RE:  ENGAGEMENT LETTER

       (original certified copy available on request)

                           ***


No work performed as yet/none @this time/ will be compiled in Research & Development

(f) Selected Financial Data

_____________________________________________________________
_________


Date: Mon, 27 Nov 2000 09:09:54 -0800



Monday,  November 27, '00  8:45a  @Merritt College

TK; this is it. Kindly acknowledge this transmission and the copy of what you sent to the SEC. Thank you.

Don Carlson.

Submit this with the transmission = a personal note.

_____________________________________________________________
___________

                       UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                 Washington, D.C.  20549

                          FORM S-1
   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



          The Stadium Communities, Incorporated
(Exact name of registrant as specified in its charter)


                      California
      (State or other jurisdiction of incorporation)


                    Does Not Apply (DNA)
(Primary Standard Industrial Classification Code Number)


                         330811065
         (I.R.S. Employer Identification Number)


               Donald Dean Carlson, Owner/Designer
                  The Stadium Communities, Inc.
                       3748 Virden Avenue
                   Oakland, Ca.  94619-1537
                         510/531-1036
   (Address, including zip code, and telephone number,




To:  The Securities & Exchange Commission

Re.:  Initial Public Offering Registration of The Stadium
Communities,
Inc









               UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                           FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


           The Stadium Communities, Incorporated
  (Exact name of registrant as specified in its charter)


                       California
       (State or other jurisdiction of incorporation)


                     Does Not Apply (DNA)
  (Primary Standard Industrial Classification Code Number)


                          330811065
          (I.R.S. Employer Identification Number)


                Donald Dean Carlson, Owner/Designer
                   The Stadium Communities, Inc.
                        3748 Virden Avenue
                    Oakland,  Ca.  94619-1537
                          510/531-1036
    (Address, including zip code, and telephone number, Box - Delivery of prospective to be made --- no.


Calculation of Registration Fee - boxes

1. Title of Each Class of Securities to be Registered - common

2. Amount (number) to be registered - 2,000,000

3. Proposed Maximum Offering Price Per Unit - Not Known @this time (NK@TT)

4. Proposed Maximum Aggregate Offering Price - (NK@TT)

5. Amount of Registration Fee - $500.00


                             THESIS(c)
                       (Executive Summary)

The United States of America has been at war or on a war-footing for seventy plus years. There is no benefit of war other than, of course, to protect what we consider to be most valuable, that is our nation, America-- beautiful America.

During this time it is fair to say that we have neglected much of what our nation has been established to promote; a constitutional democracy. As President Lincoln so aptly stated, "The last best hope of the world" and defining our citizenship -- " -- a government of, by, and for the people." = We as a nation are the most revolutionary country in the history of the world and are more revolutionary @this time than ever before as we live out our founding father's mandate - a citizen self-governing nation = we are the government.

While in this war setting, our social well-being in economics, employment, education, environment, and esthetics, have not had the proper attention in which to flourish.

Now that we are no longer in or at war, i.e., the 'cold' war is no more: We can now address what makes us so appealing as a nation to others from around the world. Were we to choose a symbol for our cities, we could choose The Statue of Liberty. Our cities are as open as our nation has been to those who want to live here and improve their quality of life in one of

     THE STADIUM COMMUNITIES.

Thus, we believe the best manner in which to fully address our country's needs at this time is to build new cities around an older community; possibly Carmel, California or Kewanee, Illinois and many others.

Building new cities is nothing new but for our country what we plan to do will be avante garde. We believe this is the best time in which to address such an opportunity and in most respects
 - such a great need.

Being an 'open' society - one in which we have the constitutional guarantees in association -- we believe through the implementation of building new cities with THE STADIUM COMMUNITIES;
 we provide a fresh choice in city living for this and future generations.

       Trademarked THE STADIUM COMMUNITIES, July, 1996(5756)
             (c) Copyright Donald Dean Carlson, Owner
       Post Office Box 4371 Berkeley, California 94704-0371
__________________________________________________________

Incorporation: ElToro,  California, Inc., The United States of
America

Making it known, The Stadium Communities, Inc. has incorporated the former ElToro Marine Base/Air Station as a new city ---

Donald Dean Carlson, resident #1 = founding member The
Chartering Commission for ElToro, California = staking this city for it's prospective resident/citizens.

Voting as a 'Member of One' this is the City Charter---

1.  Following the tenets of The League of California Cities --
'Making California a better place to live in through our
cities'           475 cities with ElToro, Inc. becoming #476

2. Charter: Ascribing to the Thesis/Executive Summary, The
Stadium Communities, Inc.

3. City Government:  Mayor/Council/Commission/Municipal Courts
Form of government with members elected by district (8)/one member per district.

The Mayor elected @large.

Commissions are as follows with more added as found necessary by the commissioners or citizens @large ---

Education

Elections

Public Health

Public Safety/Police & Fire as a composite of one

Parks & Recreation

Judicial

Judicial Review

Consumer

Chamber of Commerce

Development

                               ***

In the formative stages of the city each commission develops it's own rules & regulations and submit to the council for ratification.


Compiled/Ratified this day,  December 21, 2000

____________________________________________________________

                      San Francisco East

                         Dimensions

Hayward on the South - East to the environs of Livermore

Livermore North to the environs of Oakley

Oakley West to the environs of Rodeo


Making it known property owners in this area, in association with The Stadium Communities, Inc., associate to build SanFrancisco East with the thought that through planning we provide metropolitan living on the East Bay in the above described environ.

As organized property owners in conjunction with The Stadium Communities, Inc. plan out 'SanFrancisco East' making it known that through proper planning - using SanFrancisco as a model - we do as SanFrancisco could have done should they have know of our planning processes.


Compiled/Ratified this day,  December 21, 2000


     To:   Bill Jones, Secretary of State

           State of California

           1500 11th Street

           Post Office Box  944260

           Sacramento,  California  94244-2600

Re.:   Incorporation of 'Antelope Valley', County of LosAngeles,
State of California, The United States of America

                           ***

     May It Be Known---

On this day, January 9, 2001 property owners in Los Angeles
County; residing in unincorporated areas of said county within the following parameters -

                    'Antelope Valley'

                           ____

By invitation with & by Donald Dean Carlson, Owner/ Designer/
Builder - The Stadium Communities, Inc.---

     Do hereby begin the processes of incorporating /embarking on a 'settlement plan' in corporation with The Stadium
Communities, Inc. =

Descriptive Planning to build --


     'Antelope Valley' - a Stadium Community


around and  with non-incorporated cities in the said area.

                           ___

Entered this day re. Special Filings with The Secretary of State, State of California, The United States of America

                      January 9, 2001

December 26, '00  12:20p  Berkeley,  California

To:   Secretary of State State of California
From: Donald Dean Carlson, Owner/Designer/Builder - The Stadium
Communities, Inc.
           Post Office Box 4371
           Berkeley,  California  94704-0371

           Office:
           3748  Virden Avenue
           Oakland,  California  94619-1537

Subject:  Incorporation,  ElToro,  California
Re.:  Securities & Exchange Commission
Incorporation:  ElToro,  California,  Inc., The United States of
America
                                                   ***
Making it known, The Stadium Communities, Inc. has incorporated the former ElToro Marine Base/Air Station as a new city ---

Donald Dean Carlson, resident #1 = founding member The
Chartering Commission for ElToro, California = staking this city for it's prospective resident/citizens.

Voting as a 'Member of One' this is the City Charter---

1. Following the tenets of The League of California Cities -
'Making California a better place to live in through our cities' 475 cities with ElToro, Inc. becoming #476

2. Charter:  Ascribing to the Thesis/Executive Summary, The
Stadium Communities, Inc.

3. City Government:  Mayor/Council/Commission/Municipal
Courts form of government with members elected by district
(8)/one member per district.

The Mayor elected at-large.

Commissions are as follows with more added as found necessary by The commissioners or citizens at-large ---

Education

Elections

Public Health

Public Safety/Police & Fire as a composite of one

Parks & Recreation

Judicial

Judicial Review

Consumer

Chamber of Commerce

Development

                               ***

In the formative stages of the city each commission develops it's own rules & regulations and submit to the council for ratification.


Compiled/Ratified this day, December 26, 2000  12:45p
Berkeley,  California


           PART I - INFORMATION REQUIRED IN PROSPECTUS

Addendum - Item 4 - Use of Proceeds

Future Investors & Philanthropists of America Business
Fraternity at The University of California, Berkeley, Chapter
One

As the thought-processes for this student-business-fraternity in-association-with The Stadium Communities, Inc.
are solidified we will then be in the position to introduce this concept of business-fraternity-living to universities throughout the land.

The Covenant of the Members: Not be consumed by conspicuous consumption and graduation from/stay in school, thus putting them in the best socially-conscious position of philanthropy while in college/ i.e. before the funds flow correctly.

There are many "Bill Gates" types in our universities and by the corporate assistance to help these budding entrepreneurs in their business interests - they will stay in school.


Think of how much more Bill Gates might have done had he graduated?

The audacity of the question is of course amazing in itself but surely we can properly address the good impatience of our current crop of entrepreneurs re. 'The Future Investors & Philanthropists of America' and provide them with the investment capital they need to see their business plans worked out properly, thus - keeping them in school.

What a wonderful assignment we have in this student business fraternity venture.

Possibly Fortune 500 corporations, or "wanabes", can sponsor each fraternity, thus having an edge on the students' developed-in-school loyalties.

Also, this undergraduate business fraternity/sorority assists us/me in the research for building the corporation.

Housing/Fraternity & Sorority Houses - Members will own their own quarters; whether it be a room or suite of rooms - which they sell upon their matriculation, thus recovering part of their education expenses. (The parents will like this)

Cost: Based on the market each house will cost one-million dollars plus the refurbishing and code compliance re. Fire-safety and furnishings double this amount = add an additional two million dollars to capital assets

             = 18,000,000 dollars startup costs

Item 5 - Determination of Offering Price

October 19, 2,000 @Haas School of Business & Economics, Long's
Library

           PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 5 - Determining of Offering Price/Factor Considered

                          -History-

In the spring of '93 an executive committee of business friends assisted me in getting a proper business value-perspective re.
the building of stadium communities which has evolved into the incorporation of --

                THE STADIUM COMMUNITIES, Inc.
          A California Domestic Stock Corporation,
                   Registration #2112842,
                        June 30, 1998

Initially, the thought-processes revolved around the 50-square mile city with SanFrancisco's geographic size as the model.

As the objective of 50,000 population it was determined this would represent approximately 12,500 households.

With the medium income of $40,000.00 spent five-times around each year - this would give each city 2.5 billion dollars for our corporation to address commercially each year in 1993.

The corporate objective in building cities is to establish our markets for every conceivable commodity/financial/service that we know a city needs.

Being comprehensive-in-thought-processes is the best = our approach is the best. We/our corporation properly addresses every need a city-family needs re. education, employment, esthetics, environment, entertainment, ff/etc.

                               ***

With the institutional minimum purchase price of five-dollars per share in mind our minimum cost-per-share is five-dollars
@this time.

          PART I - INFORMATION REQUIRED IN PROSPECTUS

Item 6 - Dilution

             Common Equity Securities Registration

Issue: Substantial Disparity between the offering price and the effective cash cost to officers, directors, promoters and affiliated persons of acquired by them in transactions during the past five years.

Response:  None re. 'substantial disparity'

Donald Dean Carlson, Owner is recovering per diem costs @$80.00 per day from March, '93 - August, '00 = $190,720.00 (not a surety/stock cost) The per diem cost is a research cash cost.

And research salary of $100,000.00 per year = $645,847.00

Total Research Costs:  $836,567.00

This per diem and salary cost does not reflect 'substantial disparity' in any manner.

= No losses the past three years = no disclosure re. (a) (b) (c)
________________________________________________________________


Item 7 - Selling Security Holders

                       Security Holder:

Donald Dean Carlson - 51% of common registered stocks = 49% of registered stock offered re. public sale.

The corporation formed June 30, 1998/one-million shares offered
@this time:

            51 Percent Retained/Owned by Mr. Carlson

49 percent to be sold as included in the Initial Public Offering or Direct Offering as determined during the 'Quiet Period'.


                  POSITION IN CORPORATION

   Owner/Builder/Designer, The Stadium Communities, Inc.

_____________________________________________________________

Item 8 - Plan of Distribution

(a) Underwriters and Underwriter's Obligation - Personally underwriten by Mr. Donald Dean Carlson, Owner/ Builder/
Designer, The Stadium Communities, Inc.

(b)  New Underwriters - open to negotiation

( c) Other Distributions - none, other than the 51% as retained/owned by Mr. Donald Dean Carlson

(d)  Offerings on Exchange - none

(e) Underwriters compensation - none @this time = open to negotiation

(f) Underwriter's Representative on Board of Directors:
Suggestion - there are 60 positions on The Board of Directors/ each position is sold for $75,000.00 per year = the proceeds of which are used in The Research & Development which gives the corporation 4.5 million dollars to be used for research and research purposes, i.e research ranch development in Carmel Valley, California.

Thus, each person/corporation (i.e. Fortune 500/Institutions) then has one representative per 75k dollar investment.

1,500 shares @five-dollars each = 75k dollars each year for each position on The Board of Directors.

(g) Indemnification of Underwriters: As the principal owner of common stock Mr. Donald Dean Carlson is primarily responsible for all indebtedness which there shall by policy be none. Capital assets, re. real-estate purchases for corporate purpose, i.e. Corporate Business Ranch site/ Research & Development in Carmel Valley; Corporate Campus in Irvine, California; and Future Investors & Philanthropists of America Student Business Fraternity/ sorority' physical accommodations in Berkeley, California; give the corporation any stability re. land market-values.

The Intellectual Property as evidenced by corporate employees is our main asset.

(h) Dealer's compensation: Capital Assets @this time as contracted

(i) Finders:  None @this time = as contracted

(j) Discretionary Account: Business costs as related to Research & Development as determined by a to-be-formed Board of Directors as coming from the investors re. the 60 board positions.

(k) Passive Market Making:  None known @this time

(l) Stabilization and Other Transactions: None known @this time


       PART I - INFORMATION REQUIRED IN PROSPECTUS (cont.)


Item 9.  Description of Securities to be Registered

(a)             Registration of Capital Stock

              Title of Class - COMMON STOCK

A.  Outline:

1. Dividend Rights - As profitability is demonstrated re.
construction profits

2. Terms of Conversion - whatever the market bears

3. Sinking Fund Provisions - one-half of proceeds , i.e. one-half used for operational expenses/one-half set aside as a cushion

4. Redemption Provisions - As marketed

5. Voting Rights - The first 90,000 shares sold each year,
@fifty-dollars-a-share, or current market value, participate in all business decisions at the corporate business retreat in Carmel Valley, California = sixty board of directors positions @75,000 dollars each each year = 4.5 million dollars for operational expenses re. the Research & Development Department.

6. No cumulative voting re. board business decision = only those present vote/i.e. no proxy voting

7. Liquidation rights as determined by the exchanges listed on.

8. Preemption Rights: None if violating insider-trading regulations

9. Liability --- none/no special provisions re. employees/ friends/ relatives, etc.

10.  No restrictions

11.  No discrimination


B. Rights of Holders - none @this time beyond The Board of
Directors' Voting Rights

C.  Preferred Stock Registration - none @this time

D.  Does not apply @this time

E.  Does not apply @this time


(b)  Debt Securities - none @this time

________________________________________________________________

Item 10.  Interests of Named Experts and Counsel

None @this time

________________________________________________________________

Item 11.  Information with Respect to the Registrant

              THE STADIUM COMMUNITIES, Inc.

   A State of California Domestic Stock Corporation
              Registration Number 2112842

(a) General Development of Business  (229.101)

A.  Incorporation Date:  June 30, 1998

B.  Federal Employer Tax Identification Number:  330811065

C.  Subsidiary:  Laguna Beach Company,  Laguna Beach, California


(1)   Description of Development:

Year(s) of Organization:  June 30, 1998 - November 3, 2000

Form of Organization:  State of California Incorporation


(2)  Filing Form S-1  November 3, 2000

Not subject to reporting requirements as no revenues received

(A) does not apply

(B) --plan of operation for the remainder of fiscal year/
November, 00 - June, '01 and the first six months re. Fiscal year #3 July 1-December, '01

Research & Development Department established in Carmel Valley,
Ca.

(1) -necessary to raise additional to meet the expenditures required to operate the business/Yes --

purchase of capital assets/property to function correctly:
Possibly a thirty-three million dollar property in Big Sur, California adjacent to Carmel Valley to serve as the corporate business retreat site.

(2) Explanation of material product (new city sites secured) re. The Stadium Communities, Inc. Plan of Development -

The Central Valley & Gold Country,  The State of California
The new city, ElToro, California, Inc. and others as plans developed


(3)  Anticipated material acquisitions

1.  Research Office Facility - Carmel Valley,  California

   approximately 750k dollars


2.  Equipment

   fifty-thousand dollars


3.  Research Staffing

   two-million dollars (@least - probably much more)


4.  Support personnel

   thirty/cost to be determined


(b)  Complete/Detailed Financial Information

    to be determined in the process of R&D


(c)  Narrative Description of Business - next after lunch


Item 11. Information with Respect to the Registrant (cont.)


  (3)  Anticipated material acquisitions

1.  Research Office Facility - Carmel Valley,  California

  approximately 750k dollars


2.  Equipment

  fifty-thousand dollars


3.  Research Staffing

  two-million dollars (@least - probably much more)


4.  Support personnel

   @least thirty/cost to be determined


(b)  Complete/Detailed Financial Information

   to be determined in the process of R&D


(c)  Narrative Description of Business

1. Business Done - research/brain-storming re. need and feasibility of a corporation whose design and building is focused on the historical probability of an increase in population growth and in the historical context of The United States of America re. both growth and the appeal re. immigration = we are indeed wise to have done the seven plus years of research, '93 - '00.

"It is indeed amazing how 'luck' favors the prepared" and prepared we are.

2.  Business intended - continue.  As has been said --

            "Money handled properly flows."

a. We begin with the 'trickle' re. attended costs re. The
b. Reseach & Development Department, Carmel Valley; and concurrently with The Corporate Campus, Irvine and Facilities for 'The Future Investors & Philanthropists of America'
Cal Chapter - Berkeley/all here in The Golden State -
California.

Reservoirs will be built along the business-way to assure the flow of funds are internally well-regulated, thus providing for financial contingencies generated by the securing of our city sites beyond the building of our first---

                   'ElToro,  California, Inc.'

from the mouth of The Central Valley - SanFrancisco/SanPablo Bay area to the far-reaches re. both ends of the valley, i.e.
Redding and Bakersfield.

The foothills on both sides of this expansive valley/ 800-1k foot elevation/ has the most exquisite climate in the world. Yes. In the winter this elevation is above the valley fog and in the summer above the valley heat = a mean temperature of approximately 50 degrees.

My wife's and my, initial construction in Shingle Springs, proved not only the suspected elegant climate but also the benefit of restoration re. climax vegetation in the immediate proximity of our home site = the most luxurious display of flowers imaginable.

And the ENTIRE valley will emerge as our initial building site so aptly proved ---

         'There is still gold in them thar hills!!'

not only in the gold but in the living environment of excellence. We know it. We have proven it. = Now we do the master-plan for the entire valley.

The United States of America' history and reputation and the need for the employed properly fitting the New Economy
employment needs here in California and the rest of the country
--


       'New Cities for The New Economy'

                'Virtual Cities'

         'Beautiful Cities Movement,  II'

specifically --

'ElToro,  California, Inc., The United States of America'

We cannot afford not to.


b. Subsidiary - Laguna Beach Company, Laguna Beach, California
Southern California is not excluded in any way re. our plans.

Laguna Beach is the most exquisite beach city in the country if not the world.

                     'Undevelopment'

is the objective re. The Stadium Communities, Inc. for this fair artist colony.

From the Laguna Hotel south to Aviso Beach as cleared is easily the Riviera of California.

Should we just come upon this beach and the natural thought arises --

"How can we see this beach settled and @the same time preserved?"

how would we do it? This is our thinking for this our first subsidiary. The town itself is the wealthiest per capita of the world's cities. To adapt/undevelop this area for restoration and at the same time prepare the city for the influx of the young couple who want to raise their children in this beach environment.

We can do this. It will be exciting as our R & D dept comes up with the marketable plan. There is no spot on earth more marketable than Laguna Beach; if properly approached.

FINANCIAL STATEMENTS/ re. the corporate planning will be deposited with The SEC as determined by the Board of Directors as presented to them by The R&D department as addendums re.
this IPO

                             &

this only prepares us for our main focus where 70% of the country's population and commercial interests currently lie - east of the Mississippi River = what we do here in California prepares us to address the city-needs of our country in the east.

We prove our point here in California then go east = a complete reversal of Horace Greeley's' statement --

             "Go west young man go west!!"

Ours will be --

             "Go east young man go east!!"

= going with the flow that doesn't flow. If they were coming to California they would have by now = again, we prepare to serve the east by what we do here in California.

The question may arise re. the plan in California --

"If the ultimate plan is development in the east - how will we see the work in California succeed?"

Reply: Easy. The history of California still attracts from around the world the person uneasy with their current living environment whether it is any country of the former Soviet bloc or the emerging third-world citizen.

We can and will market our cities worldwide = attract anew the immigrant to our golden shores of California

                             &

this prepares us for the ultimate expression of well-being as we prepare do to economically in the world's greatest properly untapped continent ---

                          AFRICA

What we invest in here in California and east will be mirrored and properly invested in Africa.

This continent has been improperly fawned over for centuries.

We now address the ingredients for infrastructure which are reproduceable any place in the state/country/world.

The New Economy properly addresses what needs to be addressed --

                       THE CONSUMER

              'Life as it can/should/ought--'

to be is our historical and now economical realization in city-life as city-life is to be --

         SAFETY WITHOUT QUESTION - safety without question

in upper or lower case is indeed marketable.

The Stadium Communities, Inc. planned cities are the best and remarkably architecturally distinct re. each culture and geographical consideration =

   "THE STRONGEST of CORPORATIONS for the STRONGEST of CITIES!"


The New Economy places the proper value on the intellectual property of the world's citizen. Properly addressed, each citizen has this opportunity to experience 'ownership' in our cities.

                             **

               (b) Description of Property

1. Research & Development/Corporate Business Retreat,  Carmel
Valley, California

= capital asset

Current properties available 650k - 34m dollars


2. Future Investors & Philanthropists of America (FIPA)/Cal
Chapter

= capital asset

Current properties available - 1m - 3m dollars not including moving, refurbishing, rebuilding costs. Student living quarters in the city of Berkeley are known to be notoriously unsafe, i.e. students dying in fires. Our chapter houses will be the ultimate in safety and architecturally the classiest.

Each student will own their living quarters whether it be a room or suite of rooms. @the time of their matriculation, through transfer or graduation, the FIPA member then puts their quarter up for sale to other members, thus recovering some of their educational costs.

Economically,  this is revolutionary and I can think of no better university campus in which to inaugurate such a revolution.

                             &

this is only a foundational aspect of the economic revolution for 'Cal'

Haas School of Business & Economics hosts an annual ---

                 'Business Plan Competition'

Analysis of Last Year's Competition: 89% were graduate student or alumni and 11% undergraduates.

FIPA's Business Plans are open to 100% undergraduates = keep the budding Bill Gates' in school as nurtured by The Stadium
Communities, Inc. student business fraternity/FIPA.

As the fraternity/sorority leadership settle in on a submitted plan the corporation then includes the plan in the city plans = we submit the student business plan to the venture capitalist who already has an equity share in The Stadium Communities, Inc., thus assuring the student their business ideas/ventures can begin in college and @the same time they complete their education path as planned and not drop our like Mr. Gates.
________


Date: Tue, 09 Jan 2001 13:50:11 -0800


Tuesday, January 9, '01  1:30p  in SanFrancisco

TDK;  good afternoon.

Re.: SEC EDGAR Transmission re. Incorporation with The Stadium
Communities, Inc. 'Antelope Valley', Inc.,  Los Angeles
County,  The United States of America


_______________________________________________


      Don Carlson,   Owner/Designer/Builder  - THE STADIUM
COMMUNITIES, Inc.

    Copyright,  Donald Dean Carlson,  January 9, 2001



    To:   Bill Jones, Secretary of State

          State of California

          1500 11th Street

          Post Office Box  944260

          Sacramento,  California  94244-2600


    Re.:   Incorporation of 'Antelope Valley', County of
LosAngeles,
State of California, The United States of America

                          ***



    May It Be Known---



    On this day,   January 9, 2001  property owners in Los Angeles
County; residing in unincorporated areas of said county within the following parameters ---


                   'Antelope Valley'

                          ____



     By invitation with & by Donald Dean Carlson,   Owner/Designer/Builder
 -   The Stadium Communities, Inc.---

    Do hereby begin the processes of incorporating /embarking on a 'settlement plan' in corporation with The Stadium
Communities, Inc. = Descriptive Planning to build --


    'Antelope Valley' - a Stadium Community


around and  with non-incorporated cities in the said area.

                          ___

Entered this day re.  Special Filings with The Secretary of State,
 State of California,  The United States of America

                     January 9, 2001